AMENDMENT AND WAIVER LETTER NO. 3




                                              Dated as of November 8, 2001




To the Lenders and
     the Agent referred
     to below


Ladies and Gentlemen:

American Safety Razor Company


            We refer to the Credit Agreement dated as of April 23, 1999 (as amended by Amendment No. 1, dated as of March 24, 2000 and Amendment No. 2, dated as of March 28, 2001, and as further amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among American Safety Razor Company, a Delaware corporation (the "Borrower"), RSA Holdings Corp. of Delaware, a Delaware corporation ("Holdings"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof under the caption "Lenders") (the "Lenders"), Bank of America, N.A., as successor by merger to NationsBank, N.A. ("BofA"), as Issuing Bank and Swing Line Bank, DLJ Capital Funding, Inc. ("DLJ"), as the syndication agent (in such capacity, the "Syndication Agent") for the Facilities (as defined therein), DLJ and Banc of America Securities LLC, as successor by merger to NationsBanc Montgomery Securities LLC, as co-arrangers ("Co-Arrangers"), and BofA, as the administrative and collateral agent (the "Administrative Agent") for the Lender Parties (and together with the Syndication Agent and the Co-Arrangers, the "Agents").

            The Borrower plans to sell the Fiber and Footcare operations of American Safety Razor, Inc. ("Cotton") pursuant to a Purchase and Sale Agreement between Borrower and U.S. Cotton, LLC, dated as of November 7, 2001 (the "Sale"). The undersigned has requested that the Required Lenders agree to amend certain provisions to the Credit Agreement to permit such Sale. You have indicated your willingness, on the terms and conditions stated below, to so agree. Accordingly, the Credit Agreement is, effective as of the date of this letter ("Amendment and Waiver Letter No. 3"), hereby amended as follows:

            (a) Section 1.01 is hereby amended by adding the following definition thereto in its proper alphabetical order:

                  "`Cotton' means substantially all of the property and assets of the consumer, medical, pharmaceutical and other cotton products, tissues and foot care manufacturing, sales and distribution businesses currently operated by American Safety Razor, Inc.";

            (b) Section 5.02(d)(vi) is hereby amended by deleting the word "and" at the end thereof;

            (c) Section 5.02(d)(vii) is hereby amended by adding to the end thereof the word "and";

            (d) Section 5.02(d) is hereby amended by adding a new clause (viii) immediately following clause (vii) thereof to read as follows:

                  "(viii) the sale by Borrower of Cotton, provided that (A) the purchase price paid to the Borrower shall be no less than the fair market value of Cotton, (B) 100% of the purchase price shall be paid to the Borrower in cash and (C) the Net Cash Proceeds from such sale, which shall in no event be less than $17,000,000, shall be immediately deposited into a deposit account maintained with the Administrative Agent and held as Collateral pursuant to a control agreement to be entered into between the Borrower and the Administrative Agent, the terms of which shall be reasonably satisfactory to the Administrative Agent. The Net Cash Proceeds from such sale shall remain in the deposit account referred to in clause (C) above until the earlier of (a) the written approval by the Administrative Agent and the Required Lenders of a plan for the use of such Net Cash Proceeds and (b) the date that is four months after the effective date of this Amendment and Waiver Letter No. 3 (the "Expiration Date"). Upon the Expiration Date, the Borrower shall immediately, with respect to any remaining Net Cash Proceeds not applied in accordance with the plan referred to in clause (a) above, apply such Net Cash Proceeds to prepay the Advances pursuant to the order of priority set forth in Section 2.06(b)(ii).".

            The undersigned has further requested that the Required Lenders waive, solely for the period commencing on September 28, 2001 (the "Waiver Commencement Date") and ending December 31, 2001 or such earlier date upon which a Waiver Termination Event (as defined below) shall occur (the "Waiver Termination Date"), the requirements of Section 5.04, provided, however, that if Borrower is in Default of any covenant contained in Section 5.04 on the Waiver Termination Date, the Default will be deemed to have occurred on the Waiver Commencement Date as though this Amendment and Waiver Letter No. 3 had not become effective of the Credit Agreement. For purposes of this Amendment and Waiver Letter No. 3, a "Waiver Termination Event" means the occurrence of either of the following (i) if EBITDA, calculated on a rolling twelve-month basis for the period ended September 28, 2001, as reflected in the quarterly financial statements required to be delivered by the Borrower pursuant to Section 5.03(c) for the fiscal quarter ending on such date, shall amount to less than $45,000,000 (exclusive of loss accrued as a result of the Cotton business classification as a discontinued operation during such period) or (ii) the sum of the aggregate principal amount of (A) outstanding Working Capital Advances and (B) "Advances" under the BofA Credit Agreement, shall exceed $29,000,000.

            This Amendment and Waiver Letter No. 3 shall become effective as of the date first above written when, and only when, the (a) Agent shall have received (i) counterparts of this Amendment and Waiver Letter No. 3 executed by the Borrower, the Purchaser, Holdings and the Required Lenders or, as to any of such Required Lenders, advice satisfactory to the Agent that such Required Lender has executed this Amendment and Waiver Letter No. 3 and (ii) the consent and agreement attached hereto executed by each Subsidiary Guarantor. This Amendment and Waiver Letter No. 3 is subject to the provisions of Section 9.01 of the Credit Agreement.

            The execution, delivery and effectiveness of this Amendment and Waiver Letter No. 3 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

            This Amendment and Waiver Letter No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver Letter No. 3 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver Letter No. 3. This Amendment and Waiver Letter No. 3 shall be governed by, and construed in accordance with, the laws of the State of New York.

            If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning a counterpart of the attached agreement to this Amendment and Waiver Letter No. 3.

                               Very truly yours,

                               AMERICAN SAFETY RAZOR COMPANY,
                               as Borrower

                                By:/s/J. Andrew Bolt
                                   --------------------------------
                                   Name: J. Andrew Bolt
                                   Title: Senior Vice President


                                RSA ACQUISITION CORP.,
                                as Purchaser

                                By:/s/Adam Suttin
                                   --------------------------------
                                   Name: Adam Suttin
                                   Title: Vice President


                                RSA HOLDINGS CORP. OF DELAWARE,
                                as Holdings

                                By:/s/Adam Suttin
                                   --------------------------------
                                   Name: Adam Suttin
                                   Title: Vice President

The foregoing Amendment and Waiver Letter No. 3 dated as of November __, 2001 from the Borrower and the Parent Guarantor is agreed to as of such date:


                                BANK OF AMERICA, N.A.,
                                as Administrative Agent


                                By /s/James W. Ford
                                   ---------------------------------
                                   Name: James W. Ford
                                   Title: Managing Director


                                BANC OF AMERICA SECURITIES LLC, as
                                Co-Arranger


                                By /s/James W. Ford
                                   --------------------------------
                                   Name: James W. Ford
                                   Title: Managing

                                LENDERS


                                BANK OF AMERICA, N.A.



                                By /s/James W. Ford
                                   --------------------------------
                                   Name: James W. Ford
                                   Title: Managing Director

                                THE BANK OF TOKYO-MITSUBISHI
                                TRUST COMPANY


                                By /s/Chris Droussiotis
                                   --------------------------------
                                   Name: Chris Droussiotis
                                   Title: Vice President

                                BLACK DIAMOND CLO 1998-1


                                By /s/Alan Corkish
                                   --------------------------------
                                   Name: Alan Corkish
                                   Title: Director

                                BLACK DIAMOND CLO 2000-1 LTD.


                                By /s/ Alan Corkish
                                   --------------------------------
                                   Name: Alan Corkish
                                   Title:   Director

                                BLACK DIAMOND INTERNATIONAL
                                FUNDING, LTD.


                                By /s/Alan Corkish
                                   --------------------------------
                                   Name: Alan Corkish
                                   Title: Director

                                FLEETBOSTON FINANCIAL CORP.



                                By /s/Elise Chowdry
                                   --------------------------------
                                   Name: Elise Chowdry
                                   Title: Vice President

                                THE PROVIDENT BANK



                                By /s/Thomas W. Doe
                                   --------------------------------
                                   Name: Thomas W. Doe
                                   Title: Vice President

                                SRF 2000 LLC



                                By /s/Diana L. Mushill
                                   --------------------------------
                                   Name: Diana L. Mushill
                                   Title: Assistant Vice President

                                TORONTO DOMINION (NEW YORK), INC.



                                By /s/Dana Schwalie
                                   --------------------------------
                                   Name: Dana Schwalie
                                   Title: Vice President

                                VAN KAMPEN CLO I LIMITED
                                BY: VAN KAMPEN MANAGEMENT INC.,
                                As Collateral Manager



                                By /s/D. D. Pierce
                                   --------------------------------
                                   Name: Darvin D. Pierce
                                   Title: Executive Director

                                VAN KAMPEN CLO II LIMITED
                                BY: VAN KAMPEN MANAGEMENT INC.
                                As Collateral Manager



                                By /s/D. D. Pierce
                                   --------------------------------
                                   Name: Darvin D. Pierce
                                   Title: Executive Director

                                VAN KAMPEN SENIOR FLOATING RATE FUND
                                By: Van Kampen Investment Advisory Corp.



                                By /s/D. D. Pierce
                                   --------------------------------
                                   Name: Darvin D. Pierce
                                   Title: Executive Director

                                VAN KAMPEN SENIOR INCOME TRUST
                                By: Van Kampen Investment Advisory Corp.



                                By /s/D. D. Pierce
                                   --------------------------------
                                   Name: Darvin D. Pierce
                                   Title: Executive Director

                                     CONSENT




                                          Dated as of November 8, 2001



            Each of the undersigned corporations, as a Guarantor under the Subsidiary Guaranty dated as of April 23, 1999 (the "Guaranty") in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment and Waiver Letter No. 3, hereby consents to such Amendment and Waiver Letter No. 3 and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment and Waiver Letter No. 3, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment and Waiver Letter No. 3, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment and Waiver Letter No. 3.

                                       SUBSIDIARY GUARANTORS

                                       AMERICAN SAFETY RAZOR CORPORATION


                                       By /s/J. Andrew Bolt
                                          ------------------------------
                                          Name: J. Andrew Bolt
                                          Title:  Senior Vice President


                                       RSA HOLDINGS CORP. OF DELAWARE


                                       By /s/Adam Suttin
                                          ------------------------------
                                          Name: Adam Suttin
                                          Title:  Vice President



                                       PERSONNA INTERNATIONAL DE PUERTO RICO,
                                       INC.


                                       By /s/J. Andrew Bolt
                                          ------------------------------
                                          Name: J. Andrew Bolt
                                          Title:  Vice President

                                       THE HEWITT SOAP COMPANY, INC.


                                       By /s/J. Andrew Bolt
                                          ------------------------------
                                          Name: J. Andrew Bolt
                                          Title:  Vice President


                                       MEGAS BEAUTY CARE, INC.


                                       By /s/J. Andrew Bolt
                                          ------------------------------
                                          Name: J. Andrew Bolt
                                          Title:  Vice President


                                       VALLEY PARK REALTY, INC.


                                       By /s/J. Andrew Bolt
                                          ------------------------------
                                          Name: J. Andrew Bolt
                                          Title:  Vice President